UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 4, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 4, 2010, management of Hampton Roads Bankshares, Inc. (the “Company”), and subsequently, its Audit Committee and Board of Directors determined that the financial statements for fiscal year ended December 31, 2009, as included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the financial statements for the fiscal quarter ended March 31, 2010, as included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, should no longer be relied upon because the Company has determined to restate such financial statements (collectively, the “Restatements”).  The Company determined that the Restatements are necessary to provide for an increase in the valuation allowance against the Company’s deferred tax asset.

Management, the Audit Committee and the Board of Directors of the Company have determined that they should provide for an additional valuation allowance of approximately $56.0 million against the Company’s deferred tax asset for the year ended December 31, 2009 and $14.3 million for the quarter ended March 31, 2010.  This will result in an increase in the Company’s losses by approximately $56.0 million for the period ended December 31, 2009 and $14.3 million for the period ended March 31, 2010.  These results will be reflected in an amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and an amendment to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, respectively, which will be filed on a subsequent date with the Securities and Exchange Commission.  Our capital ratios will also be adversely affected by this change.  The allowance does not affect the Company’s cash or liquidity in any way.

The deferred tax asset represents timing differences in the recognition of certain tax benefits for accounting and tax purposes, including the expected value of its future income tax savings when the Company offsets its expected future taxable income with the carry forward of its net operating losses.  The Company decided to establish a valuation allowance against the deferred tax asset in part because it is uncertain when it will realize this asset.  In the future, the Company may be able to reverse some or all of the valuation allowance upon a determination that it is more likely than not that it will be able to realize the deferred tax asset.  After the Company returns to profitability as it expects, the valuation allowance may be reduced, which would result in future income.

As the Company has previously stated, it is currently pursuing strategies to improve its financial condition and performance and strengthen its balance sheet.  The Company fully expects that it will be able to utilize a significant portion of its deferred tax asset affected by the valuation allowance after these strategies have been implemented and the Company has returned to profitability.

Management has discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item 4.02 of this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure.

Today, the Company also issued a press release regarding the Restatements, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this item, including that which is incorporated by reference, is being furnished to the Securities and Exchange Commission.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

Ex. 99.1  Press Release dated August 10, 2010.

Caution about Forward-Looking Statements

Certain information contained in this Current Report and in the attached press release may  include “forward-looking statements.”  These forward-looking statements relate to the potential success of the Company’s recovery plans, strategies to improve its financial condition and performance and to and strengthen its balance sheet, the Company’s expected return to profitability and its future ability to reduce a portion of the valuation allowance being established against and utilize a significant portion of the deferred tax asset affected by the Restatements.  There can be no assurances that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by these forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions; and (8) changes in accounting standards and interpretations.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the SEC.  Neither this Current Report, nor the attached press release constitutes an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: August 10, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 99.1	Press Release, dated August 10, 2010.